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                                                                    EXHIBIT 10.9


                                 LOAN AGREEMENT


         This Loan Agreement is made as of this ______ day of February, l998, by and between Spalding & Evenflo Companies, Inc., a Delaware corporation with its principal place of business at 601 South Harbor Island Boulevard, Suite 200, P.
O. Box 30101, Tampa, FL 33602 ("Borrower") and Government Land Bank, a Massachusetts body politic and corporate created by Chapter 212 of the Acts of 1975, as amended, and having its principal place of business at 75 Federal Street, Boston, Massachusetts 02110 (the "Bank").

                                  Introduction


         A. Borrower is this day delivering to the Bank its Promissory Note in the original principal amount of Six Million Five Hundred Thousand and 00/100 ($6,500,000.00) Dollars (the "Note"). The proceeds of the Note are to be used by Borrower to provide secured term loan financing for certain improvements to be used by Borrower as a warehouse and distribution facility located in Chicopee, Massachusetts as more particularly described in a certain Ground Lease of even date (the "Ground Lease") between Borrower as Ground Lessor and the Bank as Lessee ("Property"), which Property is part of a larger facility owned by Borrower and described in the Ground Lease as the "Chicopee Facility."

         B. The Lessee's rights under the Ground Lease are to serve as collateral security for the Borrower's obligations to the Bank. Until the occurrence and continuance of an event of default under any of the Loan Documents (as defined below), the Borrower shall have the continued right to use and occupy the Property pursuant to a Sublease of even date herewith between the Bank as Lessor and Borrower as Tenant (the "Sublease").


         C. The Note, the Ground Lease, the Sublease, this Agreement , and all other documents and instruments executed and delivered in connection therewith, including, without limitation, UCC-1 Financing statements, shall, for the purposes of this Agreement, be referred to, collectively, as the "Loan Documents".

         D. Upon payment of the Note, the Loan Documents shall be immediately discharged.

         E. In connection with the execution and delivery of the Loan Documents, the Bank has requested that the Borrower enter into and comply with certain covenants and conditions as more fully set forth herein.

         Now, therefore, in consideration of the foregoing and the undertakings of the Bank with respect to the Loan Documents, the Borrower hereby agrees as follows:

1.       REPRESENTATIONS AND WARRANTIES.

         Borrower represents and warrants to the Bank that:

         (a) Borrower is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware and is duly qualified to do business and is in good standing in the

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Commonwealth of Massachusetts and in every other state in which such qualification may be necessary by reason of the nature or location of Borrower's assets or operations, except where the failure to so qualify would not materially adversely affect the Borrower's business or financial condition;

        (b) Borrower's exact legal name is Spalding & Evenflo Companies, Inc. It has not operated under any other name in the past six (6) years;

        (c) The execution, delivery and performance hereof are within Borrower's corporate powers, have been duly authorized by all necessary actions on the part of the directors and officers thereof, require no action by or in respect of, or filing with, any governmental authority, and do not contravene or constitute a default under any provision of applicable law or regulation or of the constituent documents of Borrower or of any judgment, order, decree, injunction or credit facility or loan agreement or indenture or any other material agreement (except as to which required waivers or consents have been received) by which it or any of its properties may be bound, or result in creation or imposition of any lien on any of its assets except in favor of the Bank;

        (d) This Loan Agreement has been duly executed and delivered by and constitutes a valid and binding agreement of Borrower, enforceable against Borrower in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency or other similar law affecting creditors, rights generally, or (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies;

        (e) Borrower is the wholly owned subsidiary of Evenflo & Spalding Holdings Corporation ("Holdings"), and the assets of Holdings include the 100% interest in Borrower, its cash, accounts receivable and note receivables from affiliates. Borrower represents that the financial statements of Holdings fairly represent the financial condition of Borrower. The financial statements of Holdings which have been or shall be from time to time furnished to Bank have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a basis consistent with that of prior financial periods and are true and correct and fairly present the financial position of Holdings and, consequently, Borrower on a consolidated basis as at the close of business on the date(s) thereof and the results of its operations during the period(s) covered thereby, except in the case of unaudited financial statements where certain information and footnote disclosures normally contained in financial statements prepared in accordance with GAAP have been omitted. Holdings and Borrower have no liabilities, contingent or otherwise, involving material amounts which are not disclosed in said statements or the notes thereto. Since the date of the most recent of such statements there has occurred no material adverse change in Borrower's financial condition or business;

        (f) Borrower owns all of the assets reflected in the most recent of such financial statements, except assets sold or otherwise disposed of in the ordinary course of business since the date thereof, and such assets together with any assets acquired since such date, including without limitation the Property, are subject to no liens except (i) a pledge by Holdings of all of the shares Borrower's corporate stock to secure its $650 million credit facility DATED AS OF September 30, 1996 (such credit facility, and any replacement facility, being referred to herein as the "Holdings Credit Facility") and (ii) as otherwise disclosed in the above-described financial statements;

        (g) All Borrower's constituent documents have been duly filed and are in proper order. All its books and records are accurate and up-to date;


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        (h) Borrower and Holdings have made, filed or extended the filing dates for all tax returns, reports and declarations relating to any material tax liability required by any jurisdiction to which it is subject (any tax liability which may result in a lien on the Property being hereby deemed material) and has complied with all the requirements of its credit facilities regarding tax matters;

        (i) Borrower and Holdings are (x) subject to no legal restriction, or any judgment, award, decree, order, governmental rule or regulation or contractual restriction which could have a material adverse effect on their respective financial condition, business or prospects, and (y) in compliance with their constituent documents, all material contractual agreements by which they or any of their properties are, or may be bound and all applicable laws, rules and regulations (including without limitation those relating to environmental protection) other than laws, rules and regulations, the validity or applicability of which they are contesting in good faith or provisions of any of the foregoing the failure to comply with which cannot reasonably be expected to materially adversely affect their financial condition, business or prospects or the value of the Property;

        (j) There is no action, suit, proceeding or investigation pending or, to its knowledge, threatened against or affecting Borrower or Holdings or any of their assets before or by any court or other governmental authority which, if determined adversely to Borrower or Holdings, would have a material adverse effect on their respective financial condition, business or prospects or the value, title or extent of any Collateral except with regard to litigation and claims, previously disclosed to the Bank, which are to be resolved and settled with the proceeds of the Note;

        (k) Borrower's principal executive office and the office where it keeps its records is (and has been for more than four (4) months prior to the date of this Loan Agreement) 601 South Harbor Island Boulevard, Suite 200, Tampa, FL 33602; and

        (l) Borrower has (and has no reason to believe it will not have) sufficient capital for the conduct of its business; Borrower does not intend to incur, and does not believe it has incurred, debts beyond its ability to pay same as they mature.

        2.  BORROWER'S REPORTS AND NOTICES. Borrower will deliver to the Bank:

        (a) within ninety (90) days after the close of each fiscal year of Holdings, a full and complete signed copy of an audited report or reports prepared in accordance with GAAP by certified public accountants acceptable to Bank, which shall include a consolidated balance sheet of Holdings as at the end of such year and consolidated statements of earnings (loss) of Holdings reflecting the results of its operations during such year;

        (b) within sixty (60) days of the end of each calendar quarter, an internally prepared report by Holdings of its quarterly and year-to-date income, expenses, and cash flow in form and substance satisfactory to the Bank, certified to by the chief financial officer of Holdings;

        (c) at the request of the Bank, financial statements of Borrower, equivalent to those described in (a) and (b), above, if the representations set forth in paragraph 1(e), above, are no longer accurate;

        (d) promptly, such other information concerning the Borrower, the Property, the operation of Borrower's businesses or its financial condition and copies of such governmental filings and other documentation as the Bank may from time to time reasonably request; provided that such documentation


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is not confidential, proprietary or otherwise privileged; and

         (e)   immediately, notice of:

         (i) any Event of Default or any event during the term hereof which would constitute an Event of Default as defined in Section 6;

         (ii) any change of location of its principal offices, change of either Borrower's name or business structure, any sale or purchase out of the ordinary course of either Borrower's business and any other material change in the business or financial affairs of Borrower or any change in the legal status of Borrower;

         (iii) the institution or commencement of any action, suit, proceeding or investigation against or affecting Borrower or any of its assets which, if determined adversely to Borrower, could have a material adverse effect on the financial condition, business or prospects of Borrower or the value, title or extent of the Property;

         (iv) any judgment, award, decree, order or determination relating thereto which could have a material adverse effect on the financial condition, business or prospects of Borrower or the value, title or extent of the Property;

         (v) the imposition or creation of any lien against any asset of Borrower in the Commonwealth of Massachusetts other than one in favor of the Bank;

         (vi) any potential or known release or threat of release of hazardous or toxic chemicals, materials or oil from the Property in the Commonwealth of Massachusetts or the incurrence of any expense or loss in connection therewith or upon Borrower's obtaining knowledge of any investigation, action or the incurrence of any expense or loss by any governmental authority in connection with the containment or removal of any hazardous or toxic chemical, material or oil from the Property for which expense or loss Borrower may be liable or potentially responsible;

         (vii) any material loss or destruction of the Property or the Chicopee Facility whether or not covered by insurance; and

         (f) immediately upon receipt, copies of all notices, responses or other communications regarding an event of default or the occurrence of any event which, with the passage of time and/or the giving of notice would constitute an event of default under Holdings Credit Agreement.


         3.    BORROWER'S AFFIRMATIVE COVENANTS.  Borrower agrees that it will:

         (a) maintain property and liability insurance with responsible insurance companies reasonably satisfactory to the Bank in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas as Borrower operates and meeting at least the criteria for insurance set forth in Schedule 1 attached hereto and made a part hereof.;

         (b) maintain insurance naming the Bank as loss payee with responsible insurance companies


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satisfactory to Bank covering Borrower's real and personal property, in such amounts as is usually carried by companies engaged in similar businesses and in any event not less than required by Schedule 1 attached hereto, and deliver to Bank copies of such insurance policies (and all renewals thereof) together with lender's loss payable endorsements naming Bank as secured party, executed by the insurer(s) such policies to provide that coverage may not be decreased or terminated without prior notice to the Bank;

         (c) maintain its corporate existence, and its qualification to do business in good standing in every state in which such qualification may be necessary by reason of the nature or location of its assets or operations, and comply with its charter documents and by-laws, all contractual requirements by which it or any of its properties may be bound and all applicable laws, rules and regulations (including without limitation ERISA and those relating to environmental protection) other than laws, rules or regulations the validity or applicability of which the Borrower shall contest in good faith or provisions of any of the foregoing the failure to comply with which cannot reasonably be expected to materially adversely affect the financial condition, business or prospects of Borrower or the value, title or extent of the Property, Borrower acknowledging further, and without any limitation of the foregoing, that such compliance shall also include complying with the requirements of M.G.L. c.7, Sect. 22G et seq., regarding doing business with Burma, and with those of M.G.L. c.23A, Sect.59, regarding doing business with the People's Republic of China;

         (d) continue to engage primarily in its present business and maintain and preserve all of its properties necessary for the conduct thereof in good working order and condition, ordinary wear and tear excepted;

         (e) pay and discharge all taxes, assessments, governmental charges or levies imposed upon it or its income or property, or upon this Loan Agreement or any notes evidencing obligations, including without limitation taxes, assessments, charges or levies relating to real and personal property and the Property, prior to the date on which penalties attach thereto, and all lawful claims (whether or not relating to the foregoing), which if unpaid, might give rise to a lien upon any property of Borrower, except any of the foregoing which is being contested in good faith and by appropriate proceedings and for which Borrower have established adequate reserves; and

         (f) notify the Bank in advance, or, in any event, as soon as reasonably possible, of any merger, consolidation or sale of Borrower or substantially all of its assets or corporate stock, whereupon any such successor shall agree in writing to be bound by the terms hereof and of the Loan Documents.

         4. BORROWER'S NEGATIVE COVENANTS. The Borrower will not, without the prior written consent of Bank at any time; which consent will not be unreasonably withheld:

         (a) create, permit to be created or suffer to exist any lien or encumbrance upon the Property or the fixtures used in connection with the Property, now owned or hereafter acquired, except those in favor of the Bank or the lender under the Holdings Credit Facility; or

         (b) sell, transfer or otherwise dispose of, or permit the sale, transfer or disposition, of all or a material portion of the Property or the Chicopee Facility except in accordance with the Ground Lease.

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         5.       EMPLOYMENT COVENANTS.

         (a) Borrower acknowledges and agrees that a material inducement to the Bank entering into this Loan Agreement and the Loan Documents is Borrower's covenant and agreement that Borrower hereby agrees that it will add to its present full time work force of 865 full time employees at Borrower's Chicopee, Massachusetts facility by creating and maintaining not less than 101 new full time positions commencing not later than May 1, 1998, resulting in a full time work force of not less than 966 employees. If, at any time Borrower fails to maintain this covenant, the Bank will have the right, among other matters, to charge an interest rate on the Note of three hundred (300) basis point over one year U.S. Treasury Notes until such time as Borrower restores compliance with the foregoing covenant.

         (b) In addition, Borrower covenants and agrees that, within eighteen
(18) months of the date hereof, Borrower will have created and will thereafter maintain at least 135 new full time positions at Borrower's Chicopee Facility, resulting in an ongoing full time work force of not less than 1,000 employees. If Borrower shall fail to have met and continue to fulfill the foregoing covenant, interest on $650,000.00 of the principal amount of the Note will accrue interest, retroactive to the date hereof, at a rate equal to three hundred (300) basis points over the rate for one year Treasury Notes in effect as of the date hereof. Borrower shall make a payment to the Bank under the Note for all incremental interest at the foregoing higher rate of interest with the first payment of interest due after the eighteenth (18th) month after the date hereof; and interest shall thereafter be due and payable under the foregoing $650,000.00 portion of the Note at the higher rate of interest at all times the employment covenant set forth in this paragraph (b) is not met.

         (c) The employment levels described in subparagraphs (a) and (b), above, are to be certified to the Bank, for purposes of administration of the above agreements, as of May 1, 1998, the date which is eighteen (18) months from the date hereof, and on May 1 of each year throughout the term of this Agreement. In order to best ascertain these full-time employment levels, the Bank will perform monitoring review on a no more frequent than monthly basis, as set forth below, and require reporting from Borrower as follows:

        a. Bank staff may, upon reasonable notice to Borrower, visit the Chicopee site.

        b. Prior to, or during, a site visit, Borrower will provide a "head count" summary report from payroll data in form and in such detail as the Bank may reasonably require.

        c. The head count report will be certified to at Buyer's election, by Borrower's vice president or payroll manager, or equivalent, as to accuracy and that it does not include any part-time, temporary or contract employees.

        d. The foregoing report will provide for or be supplemented with an explanation of changes in personnel and identification and explanation of any expected employment changes or activities that would affect maintenance of the minimum employment level during upcoming report period. Borrower will also provide an explanation for employment levels below the minimum during the period ended and plan for improvement.

        e. Borrower will provide additional information or written response within thirty (30) days in response to requests from Bank staff for information or explanation.

        f. Borrower will provide certifications and copies to the Bank regarding total number of full time employees at the Chicopee site reported in its most recent reports to EEOC and/or other governmental filings within 30 days of the date or filing of such reports.


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        6. EVENTS OF DEFAULT. If any of the Events of Default set forth below shall occur and be continuing, Bank may, but shall not be obligated to make demand for payment and shall have all of the other rights and remedies set forth in this Loan Agreement in addition to remedies otherwise available at law or in equity provided that all obligations of Borrower to the Bank shall automatically become immediately due and payable without demand or notice on occurrence of one of the events described in (e) or (f) or (g) below:

         (a) failure by Borrower, after notice and the opportunity to cure, to pay any amount due under this Loan Agreement or when due;

         (b) failure by Borrower to perform, discharge, observe or comply with any obligation (other than for payment) under any Loan Document in accordance with the terms thereof;

         (c) any representation, warranty or statement of Borrower to Bank heretofore, now or hereafter made in connection with any obligation (including without limitation any made in any document certificate or reporting provided by Borrower hereunder) is found to have been false or misleading in any material respect as of the time when made;

         (d) occurrence of any material event of default as defined in any other instrument evidencing or governing indebtedness of Borrower (other than obligations to the Bank) now or hereafter outstanding, or any event or condition which entitles any holder or trustee of such indebtedness to accelerate its maturity (other than ordinary course disputes with trade vendors being contested by Borrower in good faith and for which Borrower (as applicable) has established adequate reserves);

         (e) Borrower's liquidation, termination, dissolution or ceasing to carry on actively any substantial part of its current business (other than due to the merger, consolidation or sale of Borrower or all or substantially all of its assets or corporate stock pursuant to which Borrower will provide notice and the successor entity will agree in writing to be bound to the terms hereof and of the Loan Documents);

         (f) commencement by Borrower or Holdings of a voluntary proceeding seeking relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law, or seeking appointment of a trustee, receiver, liquidator or other similar official for it or any substantial part of its assets; or its consent to any of the foregoing in an involuntary proceeding against it; or Borrower or Holdings shall generally not be paying its debts as they become due or admit in writing its inability to do so; or an assignment for the benefit of, or the offering to or entering into by Borrower or Holdings of any composition, extension, reorganization or other agreement or arrangement, other than in the ordinary course of its business, with its creditors;

         (g) commencement of an involuntary proceeding against Borrower or Holdings seeking relief with respect to it or its debts under any bankruptcy, insolvency or other similar law, or seeking appointment of a trustee, receiver, liquidator or other similar official for it or any substantial part of its assets, which proceeding remains undismissed and unstayed for sixty (60) days; or entry of an order for relief against either Borrower or Holdings in any such proceeding;

         (h) service upon Bank of a writ naming Bank as trustee for Borrower or, or of any other similar process of attachment; or


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         (i) entry of any uninsured, material judgment or judgments or of any court order or unappealed administrative ruling which in any material way prevents Borrower from conducting its business in the ordinary course at the Property.

                  7. RIGHTS AND REMEDIES AFTER AN EVENT OF DEFAULT. Following the occurrence and during the continuation of an Event of Default, if the Bank has not already done so, all obligations and liabilities of Borrower to the Bank shall become immediately due and payable at Bank's option upon notice to Borrower, except that such acceleration shall be automatic and shall not require action or notice of any kind after occurrence of an Event of Default described in Section 6(e), (f) or (g) and the Bank shall have all of the rights and remedies available to it under the Ground Lease and under the other Loan Documents. At the Bank's option, all obligations hereunder shall bear interest payable on demand at the rate per annum three and 50/100 percent (3.5%) in excess of the then applicable rate provided in the Note (the "Default Rate"). In addition, the Borrower shall pay to the Bank a late charge of two and one-half (2.5%) percent of the amount of any payment not made within ten (10) days of the date it is due.

         Any and all deposits or other sums at any time credited by or due from the Bank to Borrower shall at all times constitute security for the obligations under the Note and Loan Documents and may be set-off against any obligations at any time whether or not they are then due or other security held by Bank is considered by Bank to be adequate. Any and all instruments, documents, policies and certificates of insurance, securities, goods, accounts, choses in action, general intangibles, chattel paper, cash, property and the proceeds thereof owned by Borrower or in which Borrower has an interest, which now or hereafter are at any time in possession or control of Bank or in transit by mail or carrier to or from Bank or in the possession of any third party acting in Bank's behalf, without regard to whether Bank received the same in pledge, for safekeeping, as agent for collection or transmission or otherwise or whether Bank had conditionally released the same, shall constitute security for obligations of Borrower to the Bank and may be applied at any time to such obligations which are then owing, whether due or not due.


         8.       GENERAL PROVISIONS.

         a. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon Borrower and the Bank and their respective successors and assigns. Whenever a reference is made in this Agreement to "Borrower" or "Bank", such reference shall be deemed to include a reference to the legal representatives, successors and assigns of Borrower or the Bank. Without any limitation of the foregoing, Borrower acknowledges that the Bank may participate with an affiliated agency, the Massachusetts Industrial Finance Agency ("MIFA"), and that, in such instance, all references to "the Bank" in this Agreement and all rights of the Bank under the Loan Documents shall be deemed to refer to and/or be held by both the Bank and MIFA as their interests may appear.

         b. Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

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         c.       Applicable Law. This Agreement shall be interpreted, construed and enforced according to the laws of the Commonwealth of Massachusetts excluding its conflicts of laws and choice of law provisions.

         d. No Oral Modifications. Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

         e. Cumulative Remedies. The remedies herein provided shall be in addition to and not in substitution for the rights and remedies vested in the Bank in any of the Loan Documents or in law or equity, all of which rights and remedies are specifically reserved by the Bank. The remedies herein provided or otherwise available to the Bank shall be cumulative and may be exercised concurrently. The failure to exercise any of the remedies herein provided shall not constitute a waiver thereof, nor shall use of any of the remedies herein provided prevent the subsequent or concurrent resort to any other remedy or remedies. It is intended that this clause shall be broadly construed so that all remedies herein provided or otherwise available to the Bank shall continue and be each and all available to the Bank until the Indebtedness shall have been paid in full.

         f. Counterparts. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument, and any of the parties or signatories hereto may execute this Agreement by signing any such counterpart.

         g. Further Assurance. At any time and from time to time, upon request by the Bank, Borrower will make, execute and deliver, or cause to be made, executed and delivered, to the Bank and, where appropriate, cause to be recorded and/or filed and from time to time thereafter to be re-recorded and/or refiled at such time and in such offices and places as shall be deemed desirable by the Bank, any and all such other and further assignments, security agreements, financing statements, continuation statements, instruments of further assurance, certificates and other documents as may, in the opinion of the Bank reasonably exercised, be necessary or desirable in order to effectuate, complete, or perfect, or to continue and preserve the obligations of Borrower under this Agreement with respect to Borrower's security interest in the Property and the fixtures used in connection therewith except if such execution and delivery shall constitute a default under Holdings Credit Agreement. Upon any failure by Borrower so to do, the Bank may make, execute, record, file, re-record and/or refile any and all such assignments, security instruments or instruments in the nature of security instruments, certificates, and documents for and in the name of Borrower, and Borrower hereby irrevocably appoints the Bank the agent and attorney-in-fact of Borrower so to do.

         h. Notices. Any and all notices, elections, demands or requests provided for or permitted to be given pursuant to this Agreement (hereinafter in this paragraph h referred to as "Notice") must be in writing and shall be deemed to have been properly given or served if sent by personal delivery or by overnight courier or by depositing same in the United States Mail, postpaid and registered or certified, return receipt requested, and addressed to the addresses hereinafter set forth. All Notices shall be effective upon being personally delivered or upon being sent by overnight courier or upon being deposited in the United States Mail as aforesaid. The time period in which a response to such Notice must be given or any action taken with respect thereto (if any), however, shall commence to run from the date of receipt if personally delivered or sent by overnight courier or, if so deposited in


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                  the United States Mail, the earlier of three (3) business days following such deposit and the date of receipt as disclosed on the return receipt. Rejection or other refusal to accept or the inability to deliver because of changed address for which no Notice was given shall be deemed to be receipt of the Notice sent. By giving at least thirty (30) days prior Notice thereof, any party shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America. For the purposes of this Agreement:

                  the address of the Bank is:

                  Massachusetts Development Finance Agency
                  75 Federal Street
                  Boston, MA 02110

                  with a copy to:

                  Bartlett, Hackett, Feinberg, Gentilli, Liston, Brown & Phalen,
                    P.C.
                  10 High Street, Suite 920
                  Boston, MA 02110
                  Attn: Joel J. Feinberg, Esq.

                  the address of Borrower is:
                  601 South Harbor Island Boulevard, Suite 200
                  P. O. Box 30101
                  Tampa, FL 33602
                  Attn: Chief Executive Officer

                  With a copy to (which shall not constitute notice):
                  601 South Harbor Island Boulevard, Suite 200
                  P. O. Box 30101
                  Tampa, FL 33602
                  Attn: General Counsel

         i. Modifications, Etc. Borrower hereby consents and agrees that the Bank may at any time and from time to time, with or without consideration, surrender any property or other security of any kind or nature whatsoever held by it or by any person, firm or corporation on its behalf or for its account, securing the indebtedness of Borrower to the Bank or, with the consent of Borrower and subject to and in accordance with the Holdings Credit Facility, substitute for any collateral so held by it, other collateral of like kind, or of any kind; with the consent of Borrower, agree to modification of the terms of the Note or the Loan Documents; extend or renew the Note or any of the Loan


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

                  Documents for any period; grant releases, compromises and indulgences with respect to the Note or the Loan Documents to any persons or entities now or hereafter liable thereunder or hereunder; and no such action which the Bank shall take or fail to take in connection with the Loan Documents or any of them, or any security for the payment of the indebtedness or for the performance of any obligations or undertakings of Borrower, nor any course of dealing with Borrower or any other person, shall release Borrower's obligations hereunder, affect this Agreement in any way or afford Borrower any recourse against the Bank. The provisions of this Agreement shall extend and be applicable to all renewals, amendments, extensions, consolidations and modifications of the Loan Documents, and any and all references herein to the Loan Documents shall be deemed to include any such renewals, amendments, extensions, consolidations or modifications thereof.

         j. Attorneys Fees. The Bank in any action arising out of or relating to this Loan Agreement or any of the Loan Documents shall be entitled to recover its reasonable attorneys fees and costs.

IN WITNESS WHEREOF, the parties have entered into this agreement as of the date first above written.

                                       SPALDING & EVENFLO COMPANIES, INC.



                                       By:
                                          -------------------------------------

                                       Name:
                                            -----------------------------------

                                       Title:
                                             ----------------------------------


                                       GOVERNMENT LAND BANK



                                       By:
                                          -------------------------------------
                                          Michael P. Hogan
                                          Executive Director


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




ACKNOWLEDGED AND AGREED TO

EVENFLO & SPALDING HOLDINGS CORPORATION

By:
   -------------------------------------
Name:
     -----------------------------------
Title:
      ----------------------------------



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